UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 13, 2023

WeTrade Group Inc.
(Exact name of Company as specified in charter)

Wyoming	7374	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Room 101, Level 1 Building 8,

No. 18, Kechuang 10th Street,

Beijing Economic and Technological Development Zone

People’s Republic of China 100020

+86-135-011-76409

(Address, including zip code, and telephone number, including area code, of principal executive offices)

Wyoming Registered Agent

1621 Central Ave Cheyenne, Wyoming 82001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	WETG	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

As previously disclosed, on August 23, 2023, Wetrade Group Inc., a Wyoming corporation (the “Company”) entered into those certain securities purchase agreements (the “Securities Purchase Agreements”) with certain investors (the “Purchasers”), pursuant to which the Company agreed to issue certain convertible debentures and warrants to purchase shares of common stock (the Securities Purchase Agreements, together with the convertible debentures and warrants, collectively, the “Transaction Documents”), for a total consideration of $35,000,000.

On September 13, 2023, the Company and each of the Purchasers entered into a termination agreement (the “Termination Agreement”), which mutually terminated all obligations arising out of the Transaction Documents.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the full text of the Termination Agreement, a form of which is attached hereto as Exhibit 10.1.

Item 9.01. Exhibits

(d) Exhibits.

Exhibit Number	Description
10.1	Form of Termination Agreement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wetrade Group Inc.

By:	/s/ Hechun Wei
Name:	Hechun Wei
Title:	Chief Executive Officer

Dated: September 13, 2023

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